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                                                                   Exhibit 10.19


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                         DONNA KARAN INTERNATIONAL INC.

                               DEFERRED BONUS PLAN

                        Effective as of February 1, 1999

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                         DONNA KARAN INTERNATIONAL INC.
                               DEFERRED BONUS PLAN

      The Plan is established in order to provide a select group of management and highly compensated employees of Donna Karan International Inc., its Subsidiaries and any Parent with the opportunity to defer the receipt of all or a portion of their annual performance awards under the Executive Incentive Plan and certain other designated bonus payments in accordance with the terms and conditions set forth herein.

1. Definitions. For purposes of the Plan, the following definitions apply:

      (a) "Award" means the annual performance award payable to an Eligible Employee under the Executive Incentive Plan or, subject to the approval of the Committee, the bonus payable under a plan, agreement or arrangement between an Eligible Employee and the Employer.

      (b) "Beneficiary" means, unless otherwise specified by the Participant in a written election filed with the Committee, the person or persons (if any) designated by the Participant under the Qualified Plan (or otherwise determined under the terms of the Qualified Plan if no such designation is made) to receive his or her benefits under the Qualified Plan in the event of the Participant's death.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Cause" means, with respect to a Participant's Termination of Employment, a Participant's fraud, embezzlement or commission of a crime with regard to the Company , its Subsidiaries, any Parent or their respective assets. The Committee shall have sole discretion in determining whether cause exists, and its determination shall be final, binding and conclusive.

      (e) "Change in Control" means any of the following:

            (i) the acquisition by any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act of 1934, as amended) other than a person who is a stockholder of the Company on the effective date of the registration statement filed under the Securities Act of 1933, as amended, relating to the first public offering of securities of the Company (an "Initial Stockholder") of thirty percent (30%) or more of the voting power of securities of the Company or the acquisition by an Initial Stockholder other than an affiliate of Gabrielle Studio, Inc. (and excluding any such acquisition resulting from a purchase, sale or transfer of Takihyo Inc. stock by and between any of the current stockholders of Takihyo Inc.) of an additional five percent (5%) of the voting power of securities of the Company over and above that owned immediately after the closing date of the initial public offering of the Company's Common Stock; excluding, however, the following: (a) any acquisition by the Company or a Subsidiary or an affiliate of any of the foregoing, or (b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or
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            (ii) any merger or sale of substantially all of the assets of the
Company under circumstances where the holders of twenty percent (20%) or more of the equity securities of the surviving entity of such transaction were not holders of the Common Stock of the Company immediately prior to the consummation of such transaction; or

            (iii) any change in the composition of the Board not approved by (a) a majority of the Board prior to such change and (b) by not less than two (2) directors of the Company who were directors prior to the time any person who was not an Initial Stockholder acquired thirty percent (30%) or more of the voting power of securities of the Company.

      (f) "Code" means the Internal Revenue Code of 1986, as amended.

      (g) "Committee" means the committee which administers the Plan on behalf of the Company which: (i) solely with respect to Non-Covered Employees, consists of the chief executive officer of the Company, the most senior executive from the human resources department, the most senior executive from the finance department and any other individual designated by the by the Board; and (ii) solely with respect to Covered Employees who receive Awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m), consists of the Incentive Compensation Subcommittee of the Compensation Committee or such other committee or subcommittee of the Board appointed by the Board, provided that such committee shall consist of two (2) or more members of the Board. To the extent that no committee exists, the Board shall be deemed to be the Committee.

      (h) "Common Stock" means the common stock of the Company, par value $0.01 per share, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

      (i) "Company" means Donna Karan International Inc., a Delaware corporation, and any successor thereto.

      (j) "Covered Employee" means an Employee who is, or may become, a "covered employee" as defined under Section 162(m)(3) of the Code of the Company and is designated as such by the Committee for purposes of the Plan from time to time.

      (k) "Deferral Period" means, with regard to each Deferred Bonus, the earlier of: (i) the period of deferral selected by the Participant for the period described in Section 4(a); or (ii) the period beginning on the effective date of a deferral election and ending on a Participant's Termination of Employment.

      (l) "Deferred Bonus" means the Awards deferred under Section 4(a) hereof by a Participant.

      (m) "Deferred Benefit" means the benefits payable under the Plan which shall be payable in accordance with Sections 6, 7 and 8 hereof.


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      (n) "Deferred Compensation Account" means the individual account established pursuant to Section 5 hereof, to which a Participant's Deferred Awards are credited.

      (o) "Earnings" means, for any Plan Year, earnings and losses on amounts in the Deferred Compensation Account computed in accordance with Section 6 hereof.

      (p) "Eligible Employee" means an Employee who has been designated by an Employer as a Vice President or above and any other Employee who is a member of a select group of management or highly compensated employees and who is designated by the Committee, in its sole discretion, as an Eligible Employee.

      (q) "Employee" means any person employed by an Employer excluding any "leased employee," as defined in Section 414(n) of the Code, any independent contractor or agent.

      (r) "Employer" means the Company, any Parent and any Subsidiary.

      (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (t) "Executive Incentive Plan" means the Donna Karan International Inc. Executive Incentive Plan, as amended from time to time.

      (u) "Non-Covered Employee" means a Participant who is not a Covered Employee.

      (v) "Parent" means, other than the Company, (i) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; or (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) of the Company.

      (w) "Participant" means any Eligible Employee who: (i) elects to defer his or her Award in accordance with the terms hereunder or, subject to the approval of the Committee, elects to defer a bonus payable under a plan, agreement or arrangement between the Employer and the Eligible Employee; and (ii) has a balance in his or her Deferred Compensation Account under the Plan.

      (x) "Plan" means the Donna Karan International Inc. Deferred Bonus Plan.

      (y) "Plan Year" means the fiscal year of the Company.

      (z) "Qualified Plan" means the Donna Karan New York 401(k) Retirement Plan, as restated effective as of January 1, 1997 and as amended from time to time thereafter.


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      (aa) "Subsidiary" means, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) by the Company or one of its Subsidiaries; or (iii) any other entity, approved by the Board as a Subsidiary under the Plan, in which the Company or any of its Subsidiaries has an equity or other ownership interest.

      (bb) "Termination of Employment" or "Terminates Employment" means termination of employment as an Employee of the Company, all Subsidiaries and all Parents (if any), for any reason whatsoever, including but not limited to death, retirement, resignation or firing (with or without Cause).

2. Effective Date. The Plan shall become effective as of February 1, 1999.

3. Administration and Interpretation of the Plan. The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of Eligible Employees; (iii) determine when an individual shall cease to be eligible to make deferrals hereunder; (iv) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (v) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan's administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect. Decisions made by the Committee shall be made by a majority of its members. The Committee shall have exclusive and final authority in all determinations and decisions affecting Employees. All decisions of the Committee on any question concerning the interpretation and administration of the Plan shall be final, conclusive and binding on all persons. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

4. Election to Defer.

      (a) An Eligible Employee may elect in writing, on a form prescribed by the Company, to defer receipt of all or a specified portion (in increments of ten (10%) percent, unless specified otherwise by the Company) of his or her Award payable with respect to a Plan Year. At the time of the deferral election, a Participant shall also elect a Deferral Period of either three (3) or five (5) years, which Deferral Period shall begin on day on which the Award to which the deferral relates would otherwise have been paid. The election to defer an Award must be made at such time as the Company shall prescribe but in no event later than the last day of the Plan Year immediately preceding the Plan Year in which the Award to which the deferral relates is earned. Notwithstanding the foregoing, in the case of the Plan Year in which the Plan is first adopted, an election to defer an


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Award earned during such Plan Year may be made no later than March 2, 1999 and, in the case of the Plan Year in which an individual first becomes an Eligible Employee (other than as a result of the adoption of the Plan), such individual may make an election to defer an Award earned during such Plan Year within thirty (30) days of the date of initial eligibility (but only with respect to compensation for services after such date). A Participant must make a separate election with respect to each Award he or she chooses to defer. Each election to defer an Award shall be irrevocable.

      (b) Notwithstanding subparagraph (a) above, a Participant may on one (1) occasion elect to extend any Deferral Period on a form prescribed by the Company for either three (3) or five (5) additional years, provided that any such election is made at least one (1) year prior to the expiration of the applicable Deferred Period. Each election to extend a Deferral Period shall be irrevocable.

      (c) An election made pursuant to this Section 4 by a Participant who ceases to be an Eligible Employee but who does not incur a Termination of Employment shall remain in effect and such Participant shall not be entitled to receive a distribution from the Plan solely as a result of such change in status.

5. Establishment of Deferred Compensation Account.

      At the time the Participant's initial Award becomes payable, the Company shall establish a Deferred Compensation Account for such Participant. The Deferred Bonus shall be credited to the Participant's Deferred Compensation Account as of the day on which the Award to which the deferral relates would otherwise have been paid to the Participant.

6. Additions to Deferred Compensation Account.

      (a) The measuring alternatives used for the measurement of Earnings on the amounts in a Participant's Deferred Compensation Account shall be selected by each Participant in writing, on a form prescribed by the Committee, from among the various measuring alternatives offered by the Committee. Each Participant may change the selection of his or her measuring alternative as of the beginning of any calendar quarter (or at such other times and in such manner as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as established by the Committee. The Committee shall credit the Earnings computed under this Section to the balance in each Participant's Deferred Compensation Account as of the last business day of each calendar quarter, or such other dates as are selected by the Committee, in its sole discretion, at a rate equal to the performance of the measuring alternative selected by the Participant for the calendar quarter (or such other applicable period) to which such selection relates.

      (b) Notwithstanding subsection (a) above, the measuring alternatives used for the measurement of Earnings on the amounts in a Covered Employee's Deferred Compensation Account shall be selected in advance by the Committee, in its sole discretion, from among the various measuring alternatives, provided, however, that any such measuring alternatives shall be based on


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actual predetermined investments (whether or not assets are actually invested therein) in accordance with Section 162(m) of the Code and the applicable regulations thereunder. The Company shall provide written notice to each Covered Employee of the predetermined measuring alternatives actually selected by the Committee for the measurement of Earnings on amounts in his or her Deferred Compensation Account.

7. Commencement of Benefits.

      (a) Except as otherwise provided in subparagraphs (b), (c) and (d) below, a Participant's Deferred Bonus and the Earnings attributable thereto shall be paid from such Participant's Deferred Compensation Account to the Participant (or, in the case of the Participant's death, his or her Beneficiary) as soon as administratively practicable after the end of the applicable Deferral Period in the form set forth in Section 8.

      (b) Notwithstanding subparagraph (a), to the extent that the Committee determines that the Company would not be entitled to a tax deduction pursuant to
Section 162(m) of the Code with respect to the payment of any portion of a Participant's Deferred Compensation Account, the Committee shall have the authority to defer payment of all or a portion of such Participant's Deferred Compensation Account until such time as the Committee determines, in its sole discretion, that such deduction may be taken.

      (c) Notwithstanding subparagraph (a), the Committee may, in its sole discretion, accelerate payment of all or a portion of the Participant's Deferred Compensation Account to a Participant in any manner (including, without limitation, upon his or her Termination of Employment).

      (d) Notwithstanding anything herein to the contrary, including, without limitation, the Deferral Period, in the event of a Change in Control, each Participant hereunder shall receive his or her entire Deferred Benefit, from the Plan, equal to the Participant's entire Deferred Compensation Account, payable in the form of one (1) lump sum, as soon as administratively practicable following such Change in Control, but in no event later than five (5) days after the date of such Change in Control.

8. Form of Payment of Benefits.

      (a) Unless the Participant elects in writing, on a form prescribed by the Company, to receive payment of his or her Deferred Bonus and the Earnings attributable thereto in annual installment payments (not to exceed five (5) years), a Participant's Deferred Bonus and the Earnings attributable thereto shall be paid to him or her (or, in the event of death, his or her Beneficiary) in a lump sum. A Participant's election to receive annual installment payments must be made at such time as the Company shall prescribe but in any event no later than one (1) year prior to the expiration of the applicable Deferral Period. An election by a Participant pursuant to this subparagraph (a) will apply to all then current and future amounts in such Participant's Deferred Compensation Account.


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Notwithstanding the foregoing, a Participant may change the foregoing election in the same manner as provided above, provided that no such change shall be applicable to any Deferred Benefit which becomes payable within the one (1) year period prior to the expiration of the Deferral Period. The Deferred Compensation Account of a Participant who elects to receive annual installment payments shall continue to be credited with Earnings until the final installment is paid.

      (b) If a Participant dies prior to receiving his or her total Deferred Compensation Account, the unpaid portion of such Deferred Compensation Account shall be paid to the Participant's Beneficiary in a single lump sum, as soon as administratively practicable following the Participant's death.

9. Forfeiture. Notwithstanding any provision to the contrary hereunder, in the event that a Participant is terminated by an Employer for Cause, such Participant forfeits his or her entire Deferred Compensation Account, effective immediately upon such termination.

10. Claims Procedure.

      (a) The Committee shall be responsible for determining all claims for benefits under the Plan by the Participants or their Beneficiaries. Within ninety (90) days after receiving a claim (or within up to one hundred eighty
(180) days, if the claimant is notified of the need for additional time, including notification of the reason for the delay), the Committee shall notify the Participant or Beneficiary of its decision in writing, giving the reasons for its decision if adverse to the claimant. If the decision is adverse to the claimant, the Committee shall advise him or her of the Plan provisions involved, of any additional information which he or she must provide to perfect his or her claim and why, and of his or her right to request a review of the decision.

      (b) A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant, or his or her duly authorized representative, may review pertinent documents and submit written issues and comments.

      (c) Within sixty (60) days after receiving a request for review (or up to one hundred twenty (120) days after such receipt if the Participant is notified of the delay and the reasons therefor), the Committee shall notify the claimant in writing of (i) its decision, (ii) the reasons therefore, and (iii) the Plan provisions upon which it is based.

      (d) The Committee may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with the ERISA, and the regulations issued thereunder.

      (e) The Committee shall have the full power and authority to interpret, construe and administer the Plan in its sole discretion based on the provisions of the Plan and to decide any questions and settle all controversies that may arise in connection with the Plan. The Committee's interpretations and construction thereof, and actions thereunder, made in the sole discretion of the Committee, including any valuation of the Deferred Benefit, any determination under this


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Section 10, or the amount of the payment to be made hereunder, shall be final, binding and conclusive on all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

      (f) The Committee shall determine, subject to the provisions of the Plan
(i) the additional Employees who shall participate in the Plan from time to time and (ii) when an Employee shall cease to be a Participant.

11. Construction of Plan.

      (a) The Plan is "unfunded" and any Deferred Benefit payable hereunder shall be paid by the Company out of its general assets. Participants and their designated Beneficiaries shall not have any interest in any specific asset of the Company as a result of the Plan. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participants, their designated Beneficiaries or any other person. Any funds which may be invested under the provisions of the Plan shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of the Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company, in its sole discretion, may establish a "rabbi trust" or invest in group annuities or other investment products to pay Deferred Benefits hereunder.

      (b) All expenses incurred in administering the Plan shall be paid by the Company.

12. Minors and Incompetents. If the Committee shall find that any person to whom payment is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Committee may determine it its sole discretion. Any such payment shall be a complete discharge of the liabilities of the Company, the Committee and the Board under the Plan.

13. Limitation of Rights. This Plan is not an agreement of employment. Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of any Employer as an Employee on or above a Vice President level or in any other capacity or to interfere with the Employer's right to discharge him or her at any time for any reason whatsoever.

14. Payment Not Salary. Any Deferred Benefit payable under the Plan shall not be deemed salary or other compensation to the Employee for the purposes of computing benefits to which he


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or she may be entitled under any pension plan or other arrangement of any
Employer maintained for the benefit of its Employees.

15. Severability. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision never existed.

16. Withholding. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments or accruals pursuant to the Plan.

17. Assignment. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

18. Non-Alienation of Benefits. The benefits payable under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

19. Governing Law. To the extent legally required, the Code and ERISA shall govern the Plan and, if any provision hereof is in violation of any applicable requirement thereof, the Company reserves the right to retroactively amend the Plan to comply therewith. To the extent not governed by the Code and ERISA, the Plan shall be governed by the laws of the State of New York.

20. Amendment or Termination of Plan. The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend the Plan from time to time and at any time in such manner as it deems appropriate or desirable, and the Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, terminate the Plan for any reason from time to time and at any time in such manner as it deems appropriate or desirable. No amendment or termination shall reduce or terminate the then vested benefit of any Participant or Beneficiary. Upon an amendment or termination, the Company shall not be required to distribute a Participant's Deferred Benefit prior to the Participant's Termination of Employment, but, in the event of a termination of the Plan, may do so in a lump sum at the discretion of the Company.


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21. Non-Exclusivity. The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

22. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

23. Gender and Number. Whenever used in the Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the 1st day of February, 1999.

                                     DONNA KARAN INTERNATIONAL INC.

                                     By:    /s/ Joseph Parsons
                                         ------------------------------------
                                         Name:  Joseph Parsons
                                         Title: Executive Vice President


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